Exhibit 99

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

Stage Stores Reports First Quarter Results

Provides Second Quarter and Updated Full Year Guidance

HOUSTON, TX, May 19, 2011 -- Stage Stores, Inc. (NYSE: SSI) today reported a net loss for the first quarter ended April 30, 2011 of $461 thousand, or $0.01 per share, compared to net income of $2.2 million, or $0.06 per diluted share, for the prior year first quarter ended May 1, 2010.

Andy Hall, President and Chief Executive Officer, commented, “Adverse February sales, disappointing Easter sales and near-record gasoline prices resulted in flat comparable store sales for the quarter.  The February sales loss forced us to increase promotional activity in March and April as we attempted to make up the sales shortfall.

“The combination of our sales performance, delayed clearance selling caused by missing the February clearance window, and our stepped-up promotional activities, negatively impacted our merchandise margins and led to our one cent loss for the quarter.

“We remain optimistic about the remainder of the year.  We believe our March and April combined comparable store sales results of 3.3% is a better indicator of our go forward run rate.  In addition, we remain very pleased with the performance of our rebranded Goody’s stores and with the progress we have made with our eCommerce business,” Mr. Hall concluded.

Stock Repurchase Activity
The Company also reported today that it repurchased approximately 922,000 shares of its common stock during the first quarter at a total cost of approximately $16.6 million.  The shares were repurchased under the Company’s $200 million Stock Repurchase Program.  The Company stated that it still intends to repurchase up to $100 million of its outstanding shares during 2011 and to complete the Program by the end of 2013.

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Stage Stores Reports
First Quarter Results
Page - 2

Fiscal 2011 – Second Quarter and Updated Full Year Guidance

2nd Quarter 2011
The Company is projecting an increase in comparable store sales for the quarter of between 1.0% and 3.0%.

	2Q 2011 OUTLOOK			2Q 2010
Sales ($mm)	$355	-	$362	$345

Diluted EPS	$0.28	-	$0.31	$0.27

Diluted Shares (m)	36,600			38,587

FY 2011
The Company is projecting an increase in comparable store sales for 2011 of between 0.8% and 2.4%.  The Company’s EPS guidance for the year is now $1.04 to $1.13 versus its original guidance of $1.07 to $1.17.  The Company noted that the EPS and diluted share projections for the year only reflect the impact of shares repurchased in the first quarter with no benefit factored in for shares that may be repurchased during the remaining three quarters of the year.

	FY 2011 OUTLOOK			FY 2010
Sales ($mm)	$1,512	-	$1,535	$1,471

Diluted EPS	$1.04	-	$1.13	$0.99

Diluted Shares (m)	36,730			38,010

Conference Call Information
The Company will hold a conference call today at 8:30 a.m. Eastern Time to discuss its first quarter results.  Interested parties can participate in the Company’s conference call by dialing 703-639-1121.  Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Company's web site at www.stagestoresinc.com, then clicking on Investor Relations, then Webcasts, and then the webcast link.  A replay of the conference call will be available online until midnight on Friday, May 27, 2011.

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Stage Stores Reports
First Quarter Results
Page - 3

About Stage Stores
Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 798 stores located in 39 states.  The Company operates its stores under the five names of Bealls, Goody’s, Palais Royal, Peebles and Stage.  For more information about Stage Stores, visit the Company’s web site at www.stagestoresinc.com.

Caution Concerning Forward-Looking Statements
This document contains “forward-looking statements”. Forward-looking statements reflect our expectations regarding future events and operating performance and often contain words such as "believe", "expect", "may", "will", "should", "could", "anticipate", "plan" or similar words.  In this document, forward-looking statements include comments regarding the Company’s sales and EPS outlooks for the second quarter and full 2011 fiscal year.  Forward-looking statements are subject to a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC") on March 30, 2011, and other factors as may periodically be described in our other filings with the SEC.  Forward-looking statements speak only as of the date of this document.  We do not undertake to update our forward-looking statements.

(Tables to Follow)

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended
	April 30, 2011		May 1, 2010
	Amount	% to Sales (1)	Amount	% to Sales (1)

Net sales	$346,483	100.0%	$340,042	100.0%
Cost of sales and related buying, occupancy
and distribution expenses	261,263	75.4%	250,147	73.6%
Gross profit	85,220	24.6%	89,895	26.4%
Selling, general and administrative expenses	83,602	24.1%	83,849	24.7%
Store opening costs	2,734	0.8%	1,456	0.4%
Interest expense, net of income of $22 and $29, respectively	906	0.3%	1,045	0.3%
(Loss) income before income tax	(2,022)	-0.6%	3,545	1.0%
Income tax (benefit) expense	(1,561)	-0.5%	1,347	0.4%
Net (loss) income	$(461)	-0.1%	$2,198	0.6%

Basic and diluted (loss) earnings per share data:
Basic (loss) earnings per share	$(0.01)		$0.06
Basic weighted average shares outstanding	36,279		38,273

Diluted (loss) earnings per share	$(0.01)		$0.06
Diluted weighted average shares outstanding	36,279		38,773

(1) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(Unaudited)

	April 30, 2011	January 29, 2011

ASSETS
Cash and cash equivalents	$66,296	$89,349
Merchandise inventories, net	382,431	325,501
Prepaid expenses and other current assets	22,655	30,423
Total current assets	471,382	445,273

Property, equipment and leasehold improvements, net	314,952	317,954
Intangible asset	14,910	14,910
Other non-current assets, net	19,738	17,947
Total assets	$820,982	$796,084

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$148,224	$95,365
Current portion of debt obligations	13,688	13,490
Accrued expenses and other current liabilities	61,889	74,318
Total current liabilities	223,801	183,173

Long-term debt obligations	21,505	25,002
Other long-term liabilities	98,940	98,400
Total liabilities	344,246	306,575

Commitments and contingencies

Common stock, par value $0.01, 100,000 shares authorized,
57,455 and 56,946 shares issued, respectively	575	569
Additional paid-in capital	523,639	516,079
Less treasury stock - at cost, 21,430 and 20,508 shares, respectively	(337,203)	(320,055)
Accumulated other comprehensive loss	(2,911)	(2,935)
Retained earnings	292,636	295,851
Total stockholders' equity	476,736	489,509
Total liabilities and stockholders' equity	$820,982	$796,084

Stage Stores, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Thirteen Weeks Ended
	April 30, 2011	May 1, 2010

Cash flows from operating activities:
Net (loss) income	$(461)	$2,198
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	15,425	14,317
Loss on retirements of property and equipment	136	-
Deferred income taxes	(11)	(40)
Tax benefits from stock-based compensation	301	1,277
Stock-based compensation expense	1,782	1,167
Amortization of debt issuance costs	75	75
Excess tax benefits from stock-based compensation	(667)	(1,905)
Deferred compensation obligation	67	47
Amortization of employee benefit related costs	39	107
Construction allowances from landlords	1,925	2,510
Changes in operating assets and liabilities:
Increase in merchandise inventories	(56,930)	(42,835)
Decrease in other assets	5,856	214
Increase in accounts payable and other liabilities	38,293	16,601
Total adjustments	6,291	(8,465)
Net cash provided by (used in) operating activities	5,830	(6,267)

Cash flows from investing activities:
Additions to property, equipment and leasehold improvements	(11,858)	(8,496)
Proceeds from retirements of property and equipment	93	-
Net cash used in investing activities	(11,765)	(8,496)

Cash flows from financing activities:
Payments of long-term debt obligations	(3,299)	(3,442)
Repurchases of common stock	(17,148)	(123)
Proceeds from exercise of stock awards	5,416	4,829
Excess tax benefits from stock-based compensation	667	1,905
Cash dividends paid	(2,754)	(1,913)
Net cash (used in) provided by financing activities	(17,118)	1,256
Net decrease in cash and cash equivalents	(23,053)	(13,507)

Cash and cash equivalents:
Beginning of period	89,349	93,714
End of period	$66,296	$80,207